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                                                                     Exhibit 2.5

                      ASSIGNMENT OF TERM ROYALTY INTEREST


STATE OF TEXAS

                                            KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF LAVACA

     THAT for and in consideration of the sum of Ten and No/100 Dollars and other valuable consideration ($10.00 & OVC) the receipt and sufficiency of which is hereby acknowledged, Marlin Data Research, Inc., whose address is Suite 2020, 801 Travis Street, Houston, Texas 77002, hereinafter referred to as "Assignor" does by these presents hereby BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and SET OVER unto Houston American Energy Corp., whose address is Suite 2020, 801 Travis Street, Houston, Texas 77002, hereinafter referred to as "Assignee", an undivided non-participating royalty interest of 5.0% of 8/8ths interest in and to all of the oil, gas and other minerals produced from the lands covering 300 acres, more or less, out of the Maxwell Steele Survey, A-430, Lavaca County, Texas, and being the same non-participating royalty reserved in the Mineral Deed assigned to Marlin Data Research, Inc. et. al., dated the 18th day of December, 1995 and recorded in Volume 85, Page 876 of the Official Records of Lavaca County, Texas, and assigned to Assignee on September 1, 1997 and recorded in Volume 136, Page 101 of the Official Records of Lavaca County, Texas. This ASSIGNMENT OF TERM ROYALTY INTEREST is for a period of one year from the date executed or for as long as commercial oil or gas production exists from well or wells which were drilled within the term of this assignment that are situated on these lands or on lands pooled with these lands referenced herein or for as long as a valid oil and gas mineral lease exists covering these lands so long as this lease existed as of the effective date as referenced below or is executed during the one year term of this assignment.

     EXECUTED, EFFECTIVE AND DELIVERED, without warranty of title, expressed or implied, except by, through and under Assignor, as of the 18th day of July, 2002.

                                MARLIN DATA RESEARCH, INC.


                                By:  /s/  John F. Terwilliger
                                     -------------------------------------------
                                     John F. Terwilliger
                                     President

STATE OF TEXAS
COUNTY OF HARRIS

     This instrument was acknowledged before me this 18th day of July 2002 by John F. Terwilliger, as President of Marlin Data Research, Inc., a Texas Corporation, on behalf of said Corporation.



                                ------------------------------------------------
                                Notary Public in and for the State of Texas